                                                                    Exhibit 10.9






                                   ASSIGNMENT
                                   ----------

                                       OF
                                       --

                              PATENT APPLICATIONS
                              -------------------


         WHEREAS, AIRONET WIRELESS COMMUNICATIONS, INC, a Delaware corporation ("Assignor"), having a place of business at 367 Ghent Road, Suite 300, Fairlawn, OH 44333, is the owner of the entire right, title and interest in and to the inventions, patent, and patent applications appearing on Appendix A attached hereto, and the inventions of said patents and patent applications; and

         WHEREAS, TELXON CORPORATION, a Delaware corporation ("Assignee"), having a place of business at 3330 West Market Street, Akron, Ohio 44333, is desirous of acquiring the entire right, title and interest in and to said inventions, patents and patent applications;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, sald Assignor does hereby sell, assign, transfer, grant and set over to said Assignee, its entire right, title and interest in and to said inventions, patents and patent applications and all Letters Patent to be obtained therefor on said patent applications or any continuation, division, renewal, substitute, reissue thereof or patent term extension therefor, for the full term or terms for which the same may be granted or extended, and all Letters Patent and applications therefor throughout the world, including all rights accruing by virtue of the International Convention for the Protection of Industrial Property, the same to be held and enjoyed by said Assignee for its own use and enjoyment and for the use and enjoyment of its successors or assigns or other legal representatives, to the end of the term or terms for which said Letters Patent are granted or may be reissued or extended, as fully and entirely as the same would have been held and enjoyed by said Assignor if this Assignment and sale had not been made; together with all claims for damages by reason of past infringement of said Letters Patent, with the right to sue for, and collect the same for its own use, and for the use of is successors, assigns or other legal representatives.

         Assignor hereby warrants that no assignment, sale, agreement or encumbrance has been made or entered into, or license granted, which conflicts with this Assignment and sale and covenants that no assignment, sale, agreement or encumbrance will be made or entered into which would conflict with this Assignment and sale;

         Assignor further covenants that Assignee will, upon its request, be provided promptly and all pertinent facts and documents relating to said inventions, patents and patent applications as may be known and accessible to Assignor and will testify as to the same in any interference or litigation related thereto.

         Assignor further covenants that Assignor will promptly execute and deliver to Assignee or its legal representative confirmatory assignments relating to said inventions, patents and patent applications prepared by Assignee for recording by Assignee in the United States Patent and Trademark Office and will promptly execute and deliver to the Assignee or its legal representative any and all other papers, instruments or affidavits and take all other actions required to apply for, obtain, maintain and enforce said inventions, patents and patent applications which may be necessary or desirable to carry out the purposes hereof.

         IN WITNESS WHEREOF, this Assignment has been duly executed as of March 30, 1998



                                             AIRONET WIRELESS
                                              COMMUNICATIONS, INC.


                                             By: /s/ Roger J. Murphy, Jr.
                                                -----------------------------
                                                Roger J. Murphy, Jr.
                                                President & CEO
STATE OF OHIO              )
                           )SS
COUNTY OF SUMMIT           )


         On the 30th day of March, 1998, before me personally appeared Roger J. Murphy, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to this instrument, and acknowledged to me that he executed it.


         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year of this certificate first above written.



                                                  /s/ Jay R. Faeges
                                                 -------------------------------
                                                 Notary Public


                                                      JAY R. FAEGES
                                               NOTARY PUBLIC, STATE OF OHIO
                                           MY COMMISSION HAS NO EXPIRATION DATE
                                                  SECTION 147.03 R.C.


                                   APPENDIX A

                            U.S. PATENT APPLICATIONS

Title                                       Filing Date         Serial Number
--------------------------------------------------------------------------------
Interactive Customer Information            12/29/95             08/580,666
Terminal

Cellular Communication System with          2/27/97              08/810,328
Dedicated Repeater Channels


                              (End of Appendix A)